Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

ALABAMA NATIONAL BANCORPORATION

January 24, 2008

The undersigned stockholder of Alabama National BanCorporation (“ANB”) hereby constitutes and appoints John H. Holcomb, III and Dan M. David, and each of them, with full power of substitution, attorneys and proxies of the undersigned to attend and act for the undersigned at the special meeting of stockholders of ANB to be held on January 24, 2008, at 10:00 a.m. local time, at First American Bank, 1927 First Avenue North, Birmingham, Alabama 35203 and at any adjournments or postponements thereof, and to represent and vote as designated below all of the shares of Common Stock of ANB that the undersigned would be entitled to vote with respect to the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS OF ANB UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL AND ADOPTION OF THE PLAN OF MERGER CONTAINED IN THE

MERGER AGREEMENT

1.	To approve and adopt the plan of merger contained in the Agreement and Plan of Merger, dated as of September 5, 2007, among Royal Bank of Canada, RBC Centura Banks, Inc., and Alabama National BanCorporation, as it may be amended from time to time, pursuant to which Alabama National BanCorporation will be merged with and into RBC Centura Banks, Inc., as more fully described in the proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the special meeting, if necessary, including to solicit additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANB.

When this proxy is properly executed and returned, the shares it represents will be voted as directed. If no specification is made, this proxy will be voted in favor of the approval of the plan of merger contained in the merger agreement and in accordance with the best judgment of the proxy holders with respect to any other matters which may properly come before the special meeting.

PLEASE SIGN AND DATE BELOW:

DATED:                                         , 200

X

Please sign exactly as name(s) appear hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED

ENVELOPE SO THAT IT MAY BE COUNTED AT THE SPECIAL MEETING.